UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2014

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 Castilian Drive, Suite 100
Santa Barbara, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Officers

The Compensation Committee of our Board of Directors (the “Committee”) recently completed its annual review of the elements and amount of total compensation of our executive officers.  In connection with its review, we retained Meridian Compensation Partners, LLC (“Meridian”) to serve as a compensation consultant to the Committee.  On December 4, 2014, after receiving and considering a report from Meridian which included compensation benchmark data, the Committee approved the following changes to the compensation of our executive officers:

(i)                                     Base Salary:

The annual base salaries of our officers were increased effective as of May 29, 2014 (the date of our initial public offering) to the amounts indicated in the table below.  A lump sum payment was made to each officer with respect to the period between the effective date of their base salary increase and December 4, 2014.

Name of Officer and Title	Old Base Salary	New Base Salary
Terry Lingren Chief Executive Officer	$200,000	$300,000
Robert Hammond Chief Technology Officer	$200,000	$250,000
Neal Fenzi Chief Operating Officer	$175,000	$250,000
John Philpott Chief Financial Officer (1)	$225,000	$225,000

(1)         Mr. Philpott’s salary is effective as of June 2, 2014, his start date.

(ii)                                Equity Performance Bonus

The Committee approved an equity bonus to be paid to our officers listed in the above table in the event that performance goals based on revenue and certain other non-monetary targets are attained in our 2015 fiscal year.  In the event the goals are at least partially attained, each officer will receive an equity bonus equal to such officer’s applicable new base salary multiplied by a certain percentage, which percentage is based upon the number of goals achieved.  The dollar value of each officer’s award will then be divided by the average closing price of our common stock for the ten trading days ending on the last trading day of 2015 to determine the number of equity units to be issued to such officer.  The equity bonus will consist of shares of our common stock and restricted stock units to be granted pursuant to our Amended and Restated 2014 Omnibus Incentive Plan (the “Plan”), with 50% of the award being issued in shares of common stock and the remaining 50% being issued in the form of restricted stock units.  All issued restricted stock units will be subject to vesting, and will vest on January 1, 2017 subject to the terms of the Plan.

(iii)                            Long Term Incentive Awards

The Committee also awarded each officer listed in the above table, as a long term incentive, a number of restricted stock units equal to such officer’s applicable new base salary divided by the average closing price of our common stock for the ten trading days ending on December 4, 2014 (the “Long Term Restricted Stock Units”).  The Long Term Restricted Stock Units were issued pursuant to the Plan and will vest annually over four years in accordance with the Plan, with 25% vesting on the first business day of each of 2016, 2017, 2018 and 2019.

Item 7.01. Regulation FD Disclosure.

Promotion of Neal Fenzi to the Position of Chief Operating Officer

On December 4, 2014, we promoted Neal Fenzi to the position of Chief Operating Officer.  Prior to his promotion, Mr. Fenzi served as an executive officer of the company in the capacity of Vice President of Engineering.  On December 10, 2014, we issued a press release announcing Mr. Fenzi’s promotion.

The news release issued on December 10, 2014 is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that Section unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release issued by Resonant Inc. dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2014	Resonant Inc.

	By:	/s/ Daniel Christopher
Daniel Christopher
Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Resonant Inc. dated December 10, 2014.